Exhibit 10.2

December 7, 2013

VIA HAND DELIVERY

Mr. Judd P. Tirnauer

c/o Destination Maternity Corporation

456 North Fifth Street

Philadelphia, PA 19123

Re:	Amendment to Employment Agreement

Dear Judd:

Reference is hereby made to the Employment Agreement dated as of July 23, 2008 (as amended August 10, 2011 and November 22, 2011, the “Agreement”) by and between Destination Maternity Corporation (the “Company”) and Judd P. Tirnauer (“Executive” or “you”).

Effective as of October 1, 2013, each of the Company and you agree to the following modification to the Agreement:

(1) Section 4.2.1 of the Agreement is hereby amended to provide that the target amount of your annual bonus is hereby changed to 60% of your Base Salary.

(2) A new Section 4.6 is hereby added to the Agreement to provide as follows:

“4.6 Automobile Reimbursement. During the term of Executive’s employment hereunder, the Company will reimburse the Executive for automobile related expenses not to exceed $1,000 per month.”

(3) A new Section 6.14 is hereby added to the Agreement to provide as follows:

“6.14 Section 409A. Notwithstanding anything in this Agreement to the contrary or otherwise, to the extent an expense, reimbursement or in-kind benefit provided pursuant to this Agreement or otherwise constitutes a “deferral of compensation” within the meaning of Section 409A of the Code (a) the amount of expenses eligible for reimbursement or in-kind benefits provided to the Executive during any calendar year will not affect the amount of expenses eligible for reimbursement or in-kind benefits provided to the Executive in any other calendar year, (b) the reimbursements for expenses for which the Executive is entitled to be reimbursed shall be made on or before the last day of the calendar year following the calendar year in which the applicable expense is incurred and (c) the right to payment or reimbursement or in-kind benefits hereunder may not be liquidated or exchanged for any other benefit.”

All terms of the Agreement, except as expressly modified by this letter agreement, are hereby acknowledged and ratified.

If you are in agreement with the terms of this letter agreement, please execute and return a fully executed copy of this letter agreement to me.

Sincerely,

DESTINATION MATERNITY CORPORATION

By:	/s/ Edward M. Krell

Title:	Chief Executive Officer

Agreed on this 7th day of December, 2013:

/s/ Judd P. Tirnauer
Judd P. Tirnauer